Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

          On June 21, 2010, Image Sensing Systems, Inc. (the “Company”) and Image Sensing Systems Europe Limited, which is the Company’s wholly-owned subsidiary based in the United Kingdom (“ISS Europe”), entered into and closed on a Share Purchase Agreement (the “Purchase Agreement”) with three shareholders (the “Sellers”) of CitySync Limited (“CitySync”) under which ISS Europe purchased all of the shareholders’ ordinary shares of CitySync. Also on June 21, 2010, the Company exercised its options (the “Options”) granted to it by the two other shareholders of CitySync to purchase the remaining ordinary shares of CitySync. CitySync, based in Hertfordshire, United Kingdom, is a privately-held developer and marketer of automated license (or number) plate reader technology.

          Under the Purchase Agreement and the Options, the Company and ISS Europe paid total initial consideration of $7.9 million in cash and issued 57,000 restricted shares of the Company’s common stock (valued at $727,000 based on its closing price on June 18, 2010 as quoted on The NASDAQ Capital Market). Under the Purchase Agreement, the shares of Company common stock were placed in escrow (the “Escrowed Shares”). The Purchase Agreement provides for earn-out payments (the “Earn-Out Payments”) over approximately 18 months, broken into two periods. If revenue and gross margin from sales of the CitySync products are at the highest target tiers, ISS Europe is obligated to pay to the Sellers $2.0 million cash in Earn-Out Payments for the two earn-out periods; however, the amount of the Earn-Out Payments is not capped, and with superior revenue and gross margin achievement, the amount of the Earn-Out Payments could exceed this amount. The Earn-Out Payments are tied to achieving target levels of “Actual Eligible Revenue” and “GM” from sales of the CitySync products. As used in the Purchase Agreement, “Actual Eligible Revenue” means the revenue from products in respect of “Business” earned by the Company, on a consolidated basis. The term “Business” is defined in the Purchase Agreement as the business of developing, marketing, distributing, selling and supporting automatic number plate recognition and automatic license plate recognition hardware and software. The term “GM” is defined as the average associated gross margin earned by the Company on the Actual Eligible Revenue. Depending on the amount of Actual Eligible Revenue and GM for the first earn-out period, the Earn-Out Payment for that period can range from $0 to $767,000 plus an amount equal to 10% of Actual Earned Revenue above that period’s highest target tier. Depending on the amount of Actual Eligible Revenue and GM for the second earn-out period, the Earn-Out Payment for that period can range from $0 to $1,229,000 plus an amount equal to 10% of Actual Earned Revenue above that period’s highest target tier. Any Earn-Out Payments with respect to an earn-out period are due within 90 days after the end of the earn-out period for which the Earn-Out Payment is due. The first earn-out period begins on June 22, 2010 and ends on December 31, 2010, and the second earn-out period begins on January 1, 2011 and ends on December 31, 2011. The Purchase Agreement provides that if the Company or ISS Europe has a judgment in respect of any claim made under the Purchase Agreement against the Sellers, it may set off the amount of such judgment against the Escrowed Shares and the Earn-Out Payments. Any Escrowed Shares remaining in escrow 18 months after June 21, 2010 will then be released to the Sellers. CitySync now is a wholly-owned subsidiary of ISS Europe.

          The following unaudited pro forma condensed combined financial statements present the pro forma effect of the acquisition of CitySync by the Company on the Company’s historical financial position and results of operations using the purchase method of accounting. The fiscal year of the Company ends on December 31 and the fiscal year of CitySync ends on January 31.

          The following unaudited pro forma condensed combined balance sheet as of March 31, 2010 has been derived from the Company’s unaudited consolidated balance sheet as of March 31, 2010 and CitySync’s unaudited consolidated balance sheet as of April 30, 2010 and is presented as if the acquisition had occurred on March 31, 2010.

          The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 has been derived from the Company’s audited consolidated statement of operations the year ended December 31, 2009 and CitySync’s audited consolidated profit and loss account for the year ended January 31, 2010 and is presented as if the acquisition had occurred on January 1, 2009.

          The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 has been derived from the Company’s unaudited consolidated statement of operations the three months ended March 31, 2010 and CitySync’s unaudited consolidated profit and loss account for the three months ended April 30, 2010 and is presented as if the acquisition had occurred on January 1, 2009.

          These pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•

separate unaudited historical financial statements of the Company as of and for the three months ended March 31, 2010 included in its Quarterly Report on Form 10-Q and the audited financial statements of the Company as of and for the year ended December 31, 2009 included in its Annual Report on Form 10-K for the year ended December 31, 2009; and

•

separate unaudited consolidated balance sheet and profit and loss account of CitySync for the three month period ended April 30, 2010 and the audited consolidated financial statements of CitySync as of and for the year ended January 31, 2010 included in this Current Report on Form 8-K/A.

          Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values as of June 21, 2010. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the assets purchased, the actual amounts recorded may differ materially from the information presented. The Company’s management, with the assistance of a third party valuation firm, has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of March 31, 2010. Management takes responsibility for the valuation assessment. These allocations are subject to change pending further review of the fair value of the assets acquired.

          The pro forma information is being filed pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the asset purchase or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the purchase price are based on management’s estimates of the fair value of the assets acquired in the purchase.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2010
(in thousands)

	As of March 31, 2010
	Historical		Proforma
	Image Sensing Systems, Inc.	CitySync	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$12,575	$119	$(8,999	)(1)	$3,695
Investments	3,911	—			3,911
Accounts receivable, net	4,986	1,748			6,734
Inventories	2,979	746			3,725
Prepaid expenses and other	959	233			1,192
Total current assets	25,410	2,846	(8,999)		19,257
Property and equipment, net	1,013	526	(265	)(2)	1,274
Deferred income taxes	1,485	—			1,485
Goodwill and intangible assets, net	11,146	—	9,483	(3)	20,529

Total assets	$39,054	$3,372	$219		$42,645

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$403	$827			$1,230
Bank and other debt	3,900	1,456	$(437	)(4)	4,919
Accrued compensation	575	65			640
Accrued warranty and other	721	634	(164	)(4)	1,191
Earnout accrued	—	—	1,010	(5)	1,010
Income taxes payable	54	—			54
Total current liabilities	5,653	2,982	409		9,044

Income taxes payable	186	—			186

Shareholders’ equity:
Common stock	40	23	(22	)(6)	41
Additional paid-in capital	12,135	—	726	(6)	12,861
Accumulated other comprehensive loss	(212)	—			(212)
Retained earnings	21,252	367	(894	)(6)	20,725

	33,215	390	(190)		33,415

Total liabilities and shareholders’ equity	$39,054	$3,372	$219		$42,645

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2009
(in thousands, except per share amounts)

	Historical		Proforma
	Image Sensing Systems, Inc.	CitySync	Adjustments		Combined
Revenues
Royalties	$12,110	$—	$—		$12,110
Product sales	12,483	7,441	—		19,924
	24,593	7,441	—		32,034

Cost of product sales	4,297	3,664	—		7,961
Gross Profit	20,296	3,777	—		24,073
Operating expenses
Selling, marketing and product support	7,201	—	2,209	(7)	9,410
General and administrative	3,779	4,006	(2,861)	(7)	4,924
Research and development	3,336	—	652	(7)	3,988
Amortization of intangible assets	768	—	813	(8)	1,581
	15,084	4,006	813		19,903
Income (loss) from operations	5,212	(229)	(813)		4,170
Other income (expense)	7	(168)	40	(9)	(121)
Income (loss) before income taxes	5,219	(397)	(773)		4,049
Income tax expense (benefit)	1,354	(33)	—		1,321
Net income (loss)	$3,865	$(364)	$(773)		$2,728
Net income per common share
Basic	$0.97				$0.67
Diluted	$0.95				$0.66
Weighted average shares outstanding
Basic	3,985	N/A	57	(10)	4,042
Diluted	4,081	N/A	57	(10)	4,138

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2010
(in thousands, except per share amounts)

	Historical		Proforma
	Image Sensing Systems, Inc.	CitySync	Adjustments		Combined
Revenues
Royalties	$2,591	$—	$—		$2,591
Product sales	2,812	1,448	—		4,260
	5,403	1,448	—		6,851

Cost of product sales	932	523	—		1,455
Gross Profit	4,471	925	—		5,396
Operating expenses
Selling, marketing and product support	1,856	—	508	(7)	2,364
General and administrative	1,038	923	(646)	(7)	1,315
Research and development	777	—	138	(7)	915
Amortization of intangible assets	192	—	203	(8)	395
	3,863	923	203		4,989
Income from operations	608	2	(203)		407
Other expense	(36)	(38)	10	(9)	(64)
Income (loss) before income taxes	572	(36)	(193)		343
Income tax expense (benefit)	170	(89)	—		81
Net income	$402	$53	$(193)		$262
Net income per common share
Basic	$0.10				$0.06
Diluted	$0.10				$0.06
Weighted average shares outstanding
Basic	3,989	N/A	57	(10)	4,046
Diluted	4,089	N/A	57	(10)	4,146

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	The Acquisition

          The Company purchased 100% of the outstanding equity of CitySync. As part of the transaction, the Company incurred direct costs of $527,000 for legal, consulting, appraisal and accounting fees and other external costs.

          The following table summarizes the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

Fair value of 57,000 shares of Image Sensing Systems, Inc. common stock issued to sellers	$727

Cash	7,871

Earnout payments estimated	1,010

Net purchase price	$9,608

          The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired. An allocation of the purchase price has been made to major categories of assets in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired has been allocated to goodwill.

          The preliminary allocation of the purchase consideration based on the balance sheet of CitySync as of March 31, 2010 and a valuation of the assets acquired as of June 21, 2010 is presented below (in thousands):

Fair value of CitySync tangible assets net of liabilities	$125

Identifiable intangible assets:

Developed technology	3,300

Trade names	1,900

Other	1,500

Total identifiable intangible assets	6,700

Goodwill	2,783

Total purchase price	$9,608

          Identifiable intangible assets – The fair value of the existing technology was based on a valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such existing technology, taking into account risks related to the characteristics and applications of the technology and assessments of the life cycle state of the technology. The value of the existing technology is being amortized over an eight year period. The fair value of the trade names was based on a third-party valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such trade names, also taking into account the expected period in which the Company intends to utilize the trade names. The value of the trade names is being amortized over a nine year period. Other identifiable intangible assets are being amortized over periods ranging from three to eight years.

          Goodwill – Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, it will incur a charge for the amount of impairment at the time in which such determination is made.

2.	Pro Forma Adjustments

          The unaudited pro forma condensed combined balance sheet gives effect to the asset purchase as if it had occurred on March 31, 2010. The unaudited pro forma condensed combined statement of operations gives effect to the asset purchase as if it had occurred on January 1, 2009. With regards to the historical CitySync information, the balance sheet is as of April 30, 2010 and the statement of operations is for the year ended January 31, 2010 and the three months ended April 30, 2010, as applicable.

          Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are as follows (in thousands):

(1) Adjustments to cash and cash equivalents (in thousands):

To record cash portion of transaction price and related transaction expenses	$(7,871)

To record transaction costs	(527)

To record Sellers loan repayments including accrued interest	(601)

Total	$(8,999)

(2) Adjustment made to eliminate capitalized software development costs in property and equipment. The value of the software development is considered in the valuation of intangible assets.

(3) To record the transaction goodwill and intangible assets as shown above in Note 1 - The Acquisition.

(4) To record repayment of Sellers loans, including accrued interest, to CitySync that were repaid in conjunction with the closing.

(5) To record management’s estimate of earnout anticipated to be paid to the Sellers under the Purchase Agreement.

(6) Adjustments to shareholders’ equity (in thousands):

To record ISS common stock issued to CitySync sellers	$1

To record additional paid-in capital for ISS common stock issued	726

To eliminate CitySync equity	(23)

To eliminate CitySync retained earnings	(367)

To record retained earnings impact of transaction costs	(527)

Total	$(190)

(7) To allocate CitySync operating costs to each of the functional expense line items.

(8) To record amortization expense on intangible assets recognized in the transaction.

(9) To reduce interest expense related to Sellers loans.

(10) The pro forma number of shares used in per share calculations reflects the 57,000 common shares of the Company issued to the Sellers upon closing as partial consideration for the equity purchased.